Exhibit 10.13


                                AGREEMENT OF SALE

         THIS AGREEMENT, made on the 16th day of July, 1998, is by and among OAK TREE MEDICAL MANAGEMENT, INC. and OAK TREE MEDICAL PRACTICE, P.C., each with an address at c/o Oak Tree Medical Systems, Inc., Attn: Mr. Henry Dubbin, 10155 Collins Avenue, Bal Harbor, Florida 33154 (collectively the "Seller") and NESCONSET SPORTS, INC., a New York corporation with offices at c/o SMR Management Corp., 4175 Veterans Memorial Highway, Ronkonkoma, New York 11779 (the "Purchaser").


                              W I T N E S S E T H :

         WHEREAS, the Seller operates physical therapy professional practices (the "Business") located at (i) 250 West 100th Street, New York, New York 10025 (the "West 100th Street Premises") and (ii) 163-03 Horace Harding Expressway, Flushing, New York 11365 (the "Flushing Premises")(the West 100th Street Premises and the Flushing Premises hereinafter collectively the "Premises"); and

         WHEREAS, the Seller has agreed to sell and the Purchaser has agreed to purchase certain assets of the Business owned by the Seller upon the terms and conditions hereinafter set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereunder, the parties hereby mutually agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale. At the Closing (as defined below) and upon the terms and conditions hereinafter set forth, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in certain assets of the Business as conducted on the Premises, as of the Closing Date, to the extent described in this Section 1.1 (the "Purchased Assets"), except those assets specifically excluded pursuant to Section 1.2 hereof:

         (a) The exclusive right to use the following  telephone  numbers of the
Business: 212-666-4435; 718-460-8400; and 718-961- 5224.

         (b) All of Seller's right, title and interest in and to all managed care contracts of Seller set forth on Schedule 1.1(b) annexed hereto.

         (c) All of Seller's right, title and interest in and to the various physical therapy and sports rehabilitation equipment, ancillary equipment and other personal property

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(including, without limitation, furniture, fixtures and office equipment) all as described on Exhibit "A" hereto (collectively, the "Equipment").

         (d) All of Seller's right, title and interest in and to all leases, licenses, concessions, service contracts and other agreements affecting the premises used by the Seller in the Business (the "Premises") and/or the Business itself, including, without limitation, the instruments set forth on Exhibit "B" hereto.

         (e) All of the Seller's right, title and interest in and to the trade names "Parkside Physical Therapy," "Oak Tree Queens," and any variant thereof.

         (f) All of the Seller's right, title and interest (and the right, title and interest of each affiliate of the Seller) in and to any and all agreements restricting the ability of Gary Danziger to compete with the Seller (and any such affiliate).

         In addition, at the Closing, the Seller shall cause to be transferred to such entity or entities designated by the Purchaser (i) all goodwill related to the Business, and (ii) all active and inactive patient lists and patient charts of the Seller.

         1.2 Retained Assets. Seller shall retain, and the Purchased Assets shall not include the following assets: (i) all assets of Seller not used in, or related to, the Business; and (ii) all of Seller's cash on hand, on deposit, cash in banks, cash equivalents, bank and mutual fund accounts, and accounts and notes receivable.

         1.3 Purchase Price. The price of the Purchased Assets and the Noncompetition Agreement set forth in Article IV hereof, shall be $375,000 (the "Purchase Price"). The Purchase Price shall be paid to Seller at the Closing by federal funds wire transfer to one or more accounts designated by Seller. It is acknowledged and agreed by the parties hereto that certain equipment described on Exhibit A is subject to certain leases the ("Equipment Leases"). The Seller shall cause the lessee's obligations under said leases to be satisfied in full at or before the Closing (and may instruct the Purchaser to wire a portion of the Purchase Price to the lessors thereof in satisfaction of said obligations), so that the Purchaser shall obtain good and marketable title to the equipment covered by said leases, free and clear of all liens, claims and encumbrances whatsoever.


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         1.4      Purchase Price Allocation.  The Purchase Price shall be
allocated as follows:

                                   Allocation

  Physical therapy and office
    equipment                                          $         150,000

  Covenant not to Compete                              $          25,000

  Goodwill                                             $         200,000


         1.5  Assumption  of   Liabilities.   Purchaser  shall  not  assume  any
liabilities or obligations of Seller whatsoever except the office leases for the Premises.

         1.6 Closing. The closing of the transactions to be effected hereunder (the "Closing") will be held at the offices of Davidoff & Malito LLP, 605 Third Avenue, 34th Floor, New York, New York at 3:30 P.M. on July 16, 1998. The date and time at which the Closing occurs is sometimes hereinafter referred to as the "Closing Date").

         1.7      Deliveries and Proceedings at Closing. At the Closing:

         (a) Premises Leases. The Seller shall deliver to the Purchaser valid assignments of leases for the West 100th Street Premises and the Flushing Premises (in each case without amendment), in each case accompanied by written consent of the landlord with respect to such assignment, together with landlord waivers in the form annexed hereto as Exhibit 1.7, all in such form as shall be acceptable to the Purchaser in its discretion. The Purchaser shall reasonably cooperate in executing and delivering to the Seller assignments of the leases for the Premises and the aforementioned landlord waivers.

         (b) Deliveries by Seller. Seller will deliver or cause to be delivered to Purchaser a bill of sale in the form annexed hereto as Exhibit "C", together with such other instruments of assignment with respect to the Purchased Assets as the Purchaser and its counsel shall request.

         1.8 Regarding Certain Consents. Nothing in this Agreement shall be construed as an attempt to assign any contract, agreement, permit, franchise, or claim included in the Purchased Assets which is by its terms or in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law, pass to Purchaser as an incident of the assignments provided for by this Agreement. In order, however, to provide Purchaser the full realization and value of every contract, agreement, permit, franchise and claim of the character described in the immediately preceding sentence, Seller agrees


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that on and  after the  Closing  Date,  it will,  at the  request  and under the direction of  Purchaser,  in the name of Seller or otherwise as Purchaser  shall
specify,   take  all  reasonable  action  (including   without   limitation  the
appointment  of  Purchaser  as  attorney-in-fact  for  Seller  where  reasonably appropriate) and do or cause to be done all such things as shall in the reasonable opinion of Purchaser or its counsel be necessary and proper (a) to assure that the rights of Seller under such contracts, agreements, permits, franchises, and claims shall be preserved for the benefit of Purchaser and (b) to facilitate receipt of the consideration to be received by Seller in and under
every  such  contract,   agreement,   permit,   franchise,   and  claim,   which
consideration shall be held for the benefit of, and shall be delivered to, Purchaser, provided, however, that no undertaking of Seller under this Section
1.8 shall require Seller to pay any amounts or provide any consideration not otherwise contemplated by this Agreement. Nothing in this Section shall in any way diminish Seller's obligations hereunder to obtain all consents and approvals and to take all such other actions prior to or at Closing as are necessary to enable Seller to convey or assign valid title to all the Purchased Assets to Purchaser.

         1.9 Maintenance of Managed Care Contracts. From the Closing Date until such date as the managed care contracts of Seller set forth on Schedule 1.1(b) hereto have been transferred to Purchaser or Purchaser's designee, and said managed care plans have accepted Purchaser or its licensed designee as a provider hereunder, Seller shall continue to provide billing and collection services for said managed care plans under Seller's tax identification number; provided, however, that Purchaser shall perform all administrative and clerical functions with respect to such billing and collection. Purchaser shall cooperate with the Seller to mitigate any tax effects on the Seller arising out of the operation of this Section 1.9.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents, warrants, covenants and agrees that:

         2.1 Organization, Good Standing and Authority. Oak Tree Medical Practice, P.C. is a professional corporation duly organized, validly existing and in good standing under the laws of the State of New York. Oak Tree Medical Management, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller has full power and authority to own the Purchased Assets and occupy the Premises, to conduct its Business as it is now being conducted, and to enter into and perform this Agreement and all other agreements and documents executed or delivered or to be executed or delivered by Seller in connection herewith. Seller's execution, delivery and performance of this Agreement and all other agreements and documents executed and delivered by Seller


                                      - 4 -

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in  connection  herewith have been duly  authorized  by all necessary  corporate action of Seller. This Agreement has been duly executed and delivered by Seller, and this Agreement and all other agreements and documents executed or delivered by Seller in connection herewith are (or when executed and delivered by Seller will be) legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms.

         2.2 Financial Statements. Seller has delivered to Purchaser a balance sheet and income statement of the financial operations of the Business as of May 31, 1998 (the "Financial Statement"). The Financial Statement is accurate in all material respects as of the date thereof, is in accordance with the books and records of Seller and fairly represents the financial position of the Business as of the date thereof.

         2.3 Absence of Material Adverse Change. Since the date of the Financial Statement there has been no material adverse change in or to the Business or to the operations, earnings, prospects or liabilities of the Business.

         2.4 No Violation of Agreements. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by Seller, will not (a) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Seller is a party or by which it or any of the assets of the Business may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation,
(b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon assets of the Business or give to others any interests or rights therein, or (c) result in the termination of or loss of any right (or give others the right to cause such a termination or loss) under any agreement or contract constituting a part of the Purchased Assets to which Seller is a party or by which it is bound. No representation is made herein as to the assignability of any of Seller's managed care or other contracts. Seller shall reasonably cooperate with Purchaser's efforts to obtain the consent of any relevant third party to the assignment to Purchaser of any managed care contracts relating to the Business.

         2.5 True Conveyance of Information. All documents and other information concerning Seller's Business, executed, delivered, conveyed or otherwise made available to Purchaser by the Seller in connection with the transactions contemplated by this Agreement were, to the best knowledge of the person(s)


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furnishing  such  information,  true,  correct  and  complete  at  the  time  of execution, delivery or conveyance.

         2.6 Title to Assets; Absence of Encumbrances. Seller has, and upon the closing, Purchaser will have, good and marketable title to the Purchased Assets; and none of the Purchased Assets is subject to any liens, mortgages, pledges, security interests, restrictions, prior assignments, claims and encumbrances of any kind whatsoever.

         2.7 Litigation. To Seller's knowledge, there is no claim, action, suit, inquiry, proceeding or investigation of any kind or nature whatsoever (including, but not limited to, malpractice, tax, employment and payroll issues) by or before any court, governmental or other regulatory or administrative agency, commission or tribunal pending, threatened against or involving Seller, the Business or the Purchased Assets, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby which has or would have a material adverse effect on Seller or Seller's ability to perform hereunder.

         2.8 Absence of Changes. The Seller has not, since the date of the Financial Statement, entered into any transaction relating to the Business other than in the ordinary course of business and consistent with past practices, including but not necessarily limited to, any transaction relating to the (i) borrowing of money, (ii) purchase, lease (as lessor or lessee), sale or encumbering of assets or properties, (iii) cancellation, termination, amendment or waiver of any material agreement or of any rights or claims arising thereunder or otherwise, or (iv) payment or accrual of bonuses or special compensation of any kind or an increase in the rate of any and all other forms of compensation payable to officers, directors, employees, agents or independent contractors.

         2.9 Consents. No consent, approval or authorization of, or registration or filing with, any person, including any governmental authority or other regulatory agency, is required in connection with the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated hereby.

         2.10 Taxes. Seller has (a) timely filed all tax returns, schedules, declarations and tax-related documents required to be filed by any jurisdictions to which it is or has been subject, (b) timely paid in full any taxes, interest and penalties with respect thereto, subject to audit by the taxing authorities by such jurisdiction, (c) made timely payment of the taxes required to be deducted and withheld from the wages paid to its employees, and (d) otherwise satisfied, in all material respects, all legal requirements applicable to Seller and the Business with respect to all aforementioned obligations to taxing jurisdictions. All tax returns filed by Seller correctly reflect in all material respects its income, expense, deductions, credits, loss carryovers and the taxes due relating to the Business, and are otherwise accurate and complete in all material respects and have not been amended. For purposes of this Section 2.10, "tax" and "taxes" shall include all income, gross receipts, franchise, excise, real and personal property, and other taxes imposed by any federal, state, municipal, local or other governmental agency, including assessments in the nature of taxes.

         2.11 Employee Benefit Plans/Employment Matters. Seller does not have any bonus, profit sharing, pension, retirement, insurance, severance and other similar arrangement or plan, including, without limitation, any plan to which any provision of the Employment Retirement Income Security Act of 1974, as amended, is applicable. No present or former employee of Seller has any valid and enforceable claim against Seller (whether under federal or state law), under any employment agreement, or otherwise, or on account of or for (a) overtime pay, other than overtime pay for the payroll period containing the effective date of this Agreement, (c) vacation or time off (or pay in lieu thereof), other than earned in respect of the previous twelve months, or (d) any violation of any state, ordinance or regulation relating to minimum wages or maximum hours of work. Seller is not party to any collective bargaining agreement. A complete list of the employees of Seller and their compensation is annexed hereto as
Schedule 2.11.

         2.12 Broker Participation. No agent, broker or other person acting pursuant to the authorization of Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement except Corporate Planning Services, Inc., whose commission shall be paid entirely by the Seller at Closing pursuant to separate agreement.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents, warrants, covenants and agrees that:

         3.1 Organization, Good Standing and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and Purchaser has full power and authority to enter into and perform this Agreement and all other agreements and documents executed or delivered by Purchaser in connection herewith. Purchaser's execution, delivery and performance of this Agreement and all other agreements and documents executed or delivered by Purchaser in connection herewith have been duly authorized by all necessary corporate action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and all other agreements and documents executed or delivered by Purchaser in connection herewith are (or when executed and delivered by Purchaser will


                                      - 7 -

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be) legal, valid and binding obligations of Purchaser  enforceable in accordance with their respective terms.

         3.2 No Interference. Purchaser is not aware of any state of facts which would prevent or impede completion of the transactions contemplated hereunder.

         3.3 Consents. No consent, approval or authorization of, or registration or filing with, any person, including any governmental authority or other regulatory agency, is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                                 NON COMPETITION

         4.1 Non Competition Agreement. Except as provided herein for a period of three (3) years from the date hereof, neither Seller nor any affiliate (as hereinafter defined) shall:

         (a) directly or indirectly invest in, have any other ownership interest in, or otherwise participate with or in, as an officer, employee, director, shareholder or partner, any person or entity that is in a Competitive Business (as hereinafter defined) located (i) in the case of the West 100th Street Premises, in an area bounded on the north by 150th Street, on the south by 50th Street, "river to river," and (ii) in the case of the Flushing Premises, within a five (5) mile radius thereof (in each case, the "Restricted Area");

         (b) directly or indirectly solicit any person or enterprise for any purpose directly related to a Competitive Business; and

         (c) directly or indirectly solicit, employ or interfere with or attempt to entice away from Purchaser any person who is then (or was at any time within six months prior to the time of such employment, engagement or offer thereof) an employee or independent contractor of Purchaser, except employees terminated by the Purchaser.

         4.2      Limited Exceptions; Definitions.

         (a) Nothing contained in Section 4.1 shall prohibit the Seller or any Affiliate from acquiring or holding less than seven (7%) percent of the outstanding common stock or other publicly traded security in a publicly traded company in a Competitive Business which is listed on a national securities exchange or quoted on a national quotation service.

         (b)  As  used  herein,  "Affiliate"  means  any  person,   partnership,
corporation or other entity which directly or


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indirectly through one or more  intermediaries  controls or is controlled by, or under common control with, the Seller. As used herein, Competitive Business means any person or entity that either (i) is in the principal business of providing or furnishing physical therapy services in the Restricted Area as a physical therapy center, or (ii) in the principal business of furnishing physical therapy equipment to such person or entity described in subclause (i) hereof in the Restricted Area.

         4.3 Acknowledgement. Seller acknowledges that the provisions of Section
4.1 are necessary for the protection of Purchaser and that such provisions are reasonable under the circumstances including in particular the Purchase Price paid by Purchaser in consideration of the obligations of Seller hereunder. In the event that any provision of Section 4.1, including any sentence, clause or part thereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

         4.4 Remedies. Seller agrees that any breach of Section 4.1 hereof will cause Purchaser substantial and irreparable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available at law or in equity, Purchaser shall have the right to seek specific performance and injunctive relief.

                                    ARTICLE V

                                 INDEMNIFICATION

         5.1 Indemnification by Seller. Seller shall indemnify, defend and hold harmless Purchaser, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses, including without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses"), arising out of or in connection with any of the following: (a) All liabilities, debts, obligations and commitments of the Seller of any nature (including without limitation those arising out of or relating to the operation of the Business prior to the Closing), whether accrued, absolute, contingent or otherwise, attributable to any state of facts or event existing or occurring on or before the Closing Date, and any claim or demand by a third party (whether or not successful) to cause or require the Purchaser to pay or discharge any debt, obligation, liability or commitment referred to in this clause (a); (b) any breach or default in the performance by Seller of any agreement made by Seller under this Agreement, (c) any breach of warranty or representation made by Seller under Article II hereof, and (d) any action, suit, proceedings, compromise,


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settlement,  assessment  or  judgment  arising  out of or incident to any of the matters indemnified against in this Section 5.1.

         5.2 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless Seller, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses, including without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses"), arising out of or in connection with any of the following: (a) the use of Seller's Medicare provider number; (b) the obligations assumed by the Purchaser hereunder; and (c) any breach of warranty or representation made by Seller under Article III hereof.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Utilities and Telephone Adjustments. The operation of the Business and the expenses attributable thereto up to 11:59 P.M. on the day before the Closing Date shall be for the account of Seller and thereafter shall be for the account of Purchaser. Prior to the Closing, Seller will notify such utilities that exist with respect to the sale of the Purchased Assets. To the extent that service therefor cannot be terminated and reconnected in Purchaser's name, Seller and Purchaser will pro rate Seller's cost of electricity, if any, and telephone charges for the period prior to the Closing Date. In the event that any bills for the above shall not be available at the Closing Date, the parties agree to pro rate the same within five days following either party's receipt of a bill for any such utilities, any portion of which is payable by the other. Deposits on such utilities of Seller shall be the sole property of Seller and Purchaser shall place its own deposits with regard thereto. In addition, Seller agrees and covenants to pay all other amounts relating to the Assumed Liabilities arising or attributable to operations prior to the Closing Date.

         6.2 Sales Tax. Seller shall pay the cost of any and all sales taxes, including bulk sales tax, applicable to the transactions covered by this Agreement. Seller shall remit said sales tax to the proper New York tax authorities at the time of Closing.

         6.3 Confidentiality. Seller acknowledges that it possesses confidential information and trade secrets regarding the Business and the Premises, which, together with the Purchased Assets and all additional information conveyed to Purchaser pursuant to this Agreement (collectively, the "Information"), constitutes valuable assets. Accordingly, Seller shall not, at any time following the Closing, disclose to anyone, use or convey the Information or any part thereof other than for the particular purposes necessary to receive professional advice with respect to the Information or in connection with the preparation and filing of any documents, tax


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

returns or other  disclosure  required  by law.  Seller's  covenants  under this
Section 6.3 as pertaining to all Information respecting the Business of the Purchaser, shall survive the termination of this Agreement.

         6.4 Costs and Expenses. Seller and Purchaser will each pay their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all legal fees.

         6.5 Services of Anthony Ventura. The Seller shall allow Anthony Ventura to work full time at the Premises for a period of three (3) weeks after the Closing. The Seller acknowledges that the Purchaser has the right to purchase the assets of the Seller's physical therapy located at 1725 Tenbroeck Avenue, Bronx, New York (the "Bronx Facility"). If for any reason the Purchaser does not purchase the Bronx Facility, then the Seller shall allow Anthony Ventura to work half time for an additional six weeks at the Premises following the expiration of said initial three-week period.

         6.6 Services of John Simmons. The Purchaser shall allow the Seller to work with John Simmons from his arrival at the Premises until 10:00 a.m. on each of the days of July 22, July 23 and July 24, 1998.

         6.7 Payroll. The Seller be responsible for all payroll and related taxes for all of its employees currently working at either or both of the Premises through the close of business on July 16, 1998 and shall pay said employees all unpaid wages for all periods through and including the close of business on said date no later than Monday, July 20, 1998.

         6.8 Use of Alcove Space. The Purchaser shall allow the Seller to use the alcove space currently occupied by the Seller at the Queens Premises until the close of business on the 90th day following the date hereof.

                                   ARTICLE VII

                                    COVENANTS

         7.1 Access to Information. Purchaser shall have the right to conduct due diligence reviews upon the business, books, records and operations of Seller. Seller shall give the other reasonable access during normal business hours to the assets, properties, materials, books and records necessary to conduct such review until 5:00 p.m. on the date prior to the Closing Date (the "Due Diligence Deadline").


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

                                  ARTICLE VIII

           TERMINATION; CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

         8.1 Termination. This Agreement may be terminated by the Purchaser by written notice of termination to the Seller by the Due Diligence Deadline in the event that the Purchaser, in its sole discretion, determines not to proceed based upon its examination of the business, books, records and operations of Seller.

         8.2 Conditions to Purchaser's Obligations to Close. The Purchaser's obligations to close hereunder shall be subject to the delivery by the Seller to the Purchaser of the following items on or before the Closing Date, each in form and substance satisfactory to the Purchaser in its sole and absolute discretion and each fully executed by all parties thereto except the Purchaser (or the Purchaser's designee):

         (a) An assignment to the Purchaser (or, as the Purchaser shall direct, the Purchaser's designee) of all contracts between the Seller (or any or all of them and any affiliate thereof) and Catholic Medical Center of Brooklyn and Queens, Inc. (the "CMC Contract");

         (b) Assignments of the leases for the Premises consented to by the landlords thereof; and

         (c) Landlord waivers in the form annexed hereto as Schedule 1.7 with respect to each of the leases described in subsection (b) above.

In the event the conditions described in this Section 8.2 are not fulfilled, the Purchaser may terminate this Agreement at any time on or after the Closing Date by notice to the Seller. Nothing contained in this Section 8.2 shall be construed to waive or limit the Purchaser's right to terminate this Agreement pursuant to Section 8.1 hereof.

         8.3 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 8.1 or Section 8.2 hereof, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the other, provided that no such termination shall relieve the Seller from liability for its willful breach of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, at the

Closing or subsequently, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

         9.2 Entire Understanding. This Agreement and all other instruments and documents executed in connection herewith, contains the entire understanding and agreement between the parties. Except as may otherwise be provided by this Agreement, no change, discharge, modification or waiver of any provision hereof shall be of any force or effect unless it is in writing and signed by all of the parties hereto.

         9.3 Choice of Law. This Agreement shall be governed and interpreted, and all rights and obligations of the parties hereunder, shall be governed and determined, in accordance with the laws of the State of New York, without regard to its conflict of law rules. Any litigation arising hereunder shall be commenced and conducted in the United States District Court for the Southern District of New York, or the state courts located in such District.

         9.4 Notice. Any notice or other communication to be given hereunder shall be deemed to have been properly given if in writing and if sent by certified mail or registered mail, return receipt requested, postage prepaid or overnight mail, to the parties at their addresses as follows:

         If to Seller:

                  Oak Tree Medical Management, Inc.
                  163-03 Horace Harding Expressway
                  Flushing, New York 11365
                  Telephone No.:
                  Facsimile:

                  After the Closing:
                  c/o Oak Tree Medical Systems, Inc.
                  Attn: Mr. Henry Dubbin
                  10155 Collins Avenue
                  Bal Harbor, Florida 33154

         With a copy to:

                  Frederick C. Veit, Esq.
                  21 Gordon Avenue
                  Briarcliff Manor, New York 10510
                  Telephone No.: (914) 762-8824
                  Facsimile: (914) 923-1724

         If to Purchaser:

                  NESCONSET SPORTS, INC. [or designee]
                  c/o SMR Management Corp.
                  4175 Veterans Memorial Highway
                  Ronkonkoma, New York 11779
                  Attention: Louis M. DiNitto
                  Telephone No.: (516) 738-1800
                  Facsimile: (516) 738-8910

         With a copy to:

                  Larry Hutcher, Esq.
                  Davidoff & Malito LLP
                  605 Third Avenue
                  New York, New York 10158
                  Telephone No.: (212) 557-7200
                  Facsimile: (212) 286-1884

         9.5 Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors in interest and assigns, provided however, that this Agreement may not be assigned by any party without the prior written consent of the other party to the Agreement.

         9.6 No Waiver. The waiver of any breach of any of the terms or conditions of this Agreement shall not be deemed to constitute a waiver of any other breach or of the same or any other terms or condition contained in this Agreement. The invalidation of any of the provisions of this Agreement shall not affect the validity of any other provision hereof. In the event that any provision is declared to be invalid, then this Agreement shall be deemed not to have contained such provision and the balance of this Agreement shall continue unaffected thereby. By this clause, the parties shall not be deemed to have intentionally included any invalid provision. Under no circumstance shall the parties be deemed or construed by operation of law or otherwise, to have abandoned this Agreement or any of the terms hereof, unless such abandonment shall be by a written instrument signed by all of the parties hereto.

         9.7 Counterparts. This Agreement may be executed in any manner of counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same document.

         9.8 Prior Agreements. This Agreement supersedes any prior agreements made among any of the parties hereto, if any, with respect to the subject matter hereof, and all such prior agreements are hereby terminated.

         9.9 Captions. Headings are for convenience only and shall not be considered in any manner in connection with any interpretation of this Agreement.

         9.10 Survival. Unless otherwise stated, the representations and agreements of the parties hereto shall survive the Closing hereof and shall bind the parties hereto and their heirs, successors in the interest, legal representatives and assigns.

         9.11 Obligations Joint and Several. Each and all of the obligations, duties, representations, warranties and covenants of the seller hereunder are joint and several, it being the intent of the parties hereto to confer upon the Purchaser the maximum rights and remedies possible.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     OAK TREE MEDICAL MANAGEMENT, INC.


                                     By:  /s/ FREDERICK C. VEIT
                                          --------------------------
                                          Name:  Frederick C. Veit
                                          Title: Acting Secretary


                                     OAK TREE MEDICAL PRACTICE P.C.


                                     By:  /s/ FREDERICK C. VEIT
                                          --------------------------
                                          Name:  Frederick C. Veit
                                          Title: Acting Secretary


                                     NESCONSET SPORTS, INC.


                                     By:  /s/ DAVID W. BARNETT
                                          --------------------------
                                          Name:  David W. Barnett
                                          Title: Vice President


THE UNDERSIGNED HEREBY UNCONDITIONALLY
GUARANTEES THE OBLIGATIONS OF THE SELLERS:

OAK TREE MEDICAL SYSTEMS, INC.


By:  /s/ FREDERICK C. VEIT
     --------------------------
     Name:   Frederick C. Veit
     Title:  Acting Secretary

ATTACHMENTS:

Exhibit A - Equipment
Exhibit B - Leases,  Licenses and Other  Agreements
Exhibit C - Form of Bill of Sale
Schedule  1.1(b) - Managed Care  Contracts
Schedule 1.7 - Form of Landlord Waiver
Schedule 2.11 - Employees of Seller


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